UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2013

AUTOVATIVE PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of Principal Executive Offices) (Zip Code)

(607) 765-0967
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry Into a Material Definitive Agreement.
ITEM 3.02      Unregistered Sales of Equity Securities.

On June 26, 2013, Autovative Products, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Ucansi Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Ucansi Inc., a Delaware corporation (“Ucansi”), as amended by that certain First Amendment to the Original Merger Agreement, dated as of July 2, 2013 (the “Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Ucansi with Ucansi surviving the merger as the Company’s wholly owned subsidiary (the “Merger”).

Pursuant to the Merger Agreement, upon consummation of the Merger, all shares of Ucansi’s common and preferred stock issued and outstanding immediately preceding the Merger will be converted into the right to receive an aggregate of approximately 40,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), after giving effect to a 7.5-for-1 forward split of our Common Stock (the “Forward Split”).  Following the Merger, Ucansi’s current stockholders would hold approximately 80% of our Common Stock.  Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, we will assume all of Ucansi’s options and warrants issued and outstanding immediately prior to the Merger and issue to the holders of such securities in exchange therefor options and warrants to acquire approximately 9,019,872 and 7,523,504 shares of Common Stock, respectively, in each case after giving effect to the Forward Split.

None of the shares of Common Stock issuable pursuant to the Merger, the warrants or options issuable pursuant to the Merger or the shares of Common Stock issuable upon exercise of such warrants and options (collectively, the “Merger Securities”) have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”).  We have offered the Merger Securities in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.  Each person electing to acquire Merger Securities represented to us that such person was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such person was acquiring Merger Securities for investment and not with a view to distribution thereof.

Pursuant to the Merger Agreement, upon consummation of the Merger, the Company will amend its Articles of Incorporation to, among other things, (i) increase its capitalization to provide for the issuance of up to 200,000,000 shares of Common Stock and up to 20,000,000 shares of “blank check” preferred stock, and (ii) change its name from Autovative Products, Inc. to “GlassesOff Inc.”  Additionally, upon consummation of the Merger, the Company’s current sole officer and director will resign, and new directors and executive officers will be appointed.  The Merger Agreement further contemplates that, among other things, the Company will adopt a new incentive compensation plan.

The Merger is subject to customary closing conditions, including approval of the Merger by Ucansi’s stockholders and affecting the Forward Split, and is anticipated to close during the third quarter of 2013.

The foregoing description of the Original Merger Agreement and the Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Original Merger Agreement and the Amendment, which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of June 26, 2013, by and among Autovative Products, Inc., Ucansi Acquisition Corp. and Ucansi Inc.
2.2	First Amendment to Agreement and Plan of Merger, dated as of July 2, 2013, by and among Autovative Products, Inc. and Ucansi Inc.
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+  The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOVATIVE PRODUCTS, INC.
Date: July 2, 2013	By:	/s/ Qasim Husain
Name: Qasim Husain Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of June 26, 2013, by and among Autovative Products, Inc., Ucansi Acquisition Corp. and Ucansi Inc.
2.2	First Amendment to Agreement and Plan of Merger, dated as of July 2, 2013, by and among Autovative Products, Inc. and Ucansi Inc.
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+  The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.